Exhibit 10.5

Execution Version

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of January 16, 2026 (the “Agreement”), by and between Robert Forster, in his capacity as agent (in such capacity, “Agent”) and Wellgistics Health Inc., a Delaware corporation (“Grantor”), is made with reference to the Security Agreement, dated as of January 16, 2026 (as amended from time to time, the “Security Agreement”), among Grantor, the affiliates of Grantor from time to time party thereto as loan parties, the entities from time to time party thereto as lenders (collectively, the “Lenders”) and the Agent. Terms defined in the Security Agreement have the same meaning when used in this Agreement.

For good and valuable consideration, receipt of which is hereby acknowledged, Grantor hereby covenants and agrees as follows:

To secure the Obligations under the Security Agreement, Grantor grants to Agent, for the benefit of itself and Lenders, a security interest in all right, title, and interest of Grantor in any of the following, whether now existing or hereafter acquired or created (collectively, the “Intellectual Property Collateral”):

(a) copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”), including the Copyrights described in Exhibit A;

(b) trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks (collectively, the “Trademarks”), including the Trademarks described in Exhibit B;

(c) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the “Patents”), including the Patents described in Exhibit C;

(d) mask work or similar rights available for the protection of semiconductor chips or other products (collectively, the “Mask Works”);

(e) trade secrets, and all intellectual property rights in computer software and computer software products;

(f) design rights;

(g) claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(h) licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(i) amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

(j) proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

The rights and remedies of Agent with respect to the security interests granted hereunder are in addition to those set forth in the Security Agreement, and those which are now or hereafter available to Agent as a matter of law or equity. Each right, power and remedy of Agent provided for herein or in the Security Agreement, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein, and the exercise by Agent of any one or more of such rights, powers or remedies does not preclude the simultaneous or later exercise by Agent of any other rights, powers or remedies.

[Signature Page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GRANTOR:		AGENT:

WELLGISTICS HEALTH INC.		Robert Forster

By:	/s/ Prashant Patel	By:	/s/ Robert Forster
Name:	Prashant Patel	Name:	Robert Forster
Title:	President

Wellgistics Health, Inc.		Address for Notices:
3000 Bayport Drive
Suite 950
Tampa, FL 33607
E-mail:	patel@rxintegra.com
Attention:	President

EXHIBIT A

Copyrights

Please Check if No Copyrights Exist ☒

Claimant / Owner	Copyright Number	Date of Registration	Date of Publication	Type of Work	Title

Execution Version

EXHIBIT B

Trademarks

Please Check if No Trademarks Exist ☒

Mark	Goods/ Services	Filing Date	Serial Number	Registration Date	Registration Number

Execution Version

EXHIBIT C

Patents

Please Check if No Patents Exist ☐

Jurisdiction	Patent	Application No.	Application Date:	Registration No.	Registration Date:
US	Method and Apparatus for Prescription Management	18/373,195	9/26/23	US 2024/0038352/AI	2/1/24
WO	Method and Apparatus for Prescription Management	PCT/US2023/ 033758	9/26/23	WO/2024/026150/A1	2/1/24